UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  March 31, 2006
                                                ______________________________


                       Anchor BanCorp Wisconsin Inc.
______________________________________________________________________________
         (Exact name of registrant as specified in its charter)



      Wisconsin                         000-20006                  39-1726871
______________________________________________________________________________
(State or other jurisdiction     (Commission File Number)        (IRS Employer
of incorporation)                                          Identification No.)



25 West Main Street, Madison, Wisconsin                              53703
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(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code   (608) 252-8700
                                                  ____________________________



                              Not Applicable
______________________________________________________________________________
(Former name, former address and former fiscal year, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01.     Entry into a Material Definitive Agreement.
               ------------------------------------------

     On March 31, 2006, the Board of Directors of Anchor BanCorp Wisconsin Inc. (the "Company") approved the accelerated vesting and exercisability of all unvested and unexercisable stock options to purchase common stock of the Company issued under the Company's stock option plans held by officers and employees. As a result, options to purchase 67,240 shares of common stock, which would have otherwise vested and become exercisable from time to time over the next four years (including options to purchase 30,168 shares of common stock that would have vested and become exercisable in June 2006), became vested and exercisable on March 31, 2006. The number of shares and exercise price of the options subject to acceleration are unchanged. The accelerated options have exercise prices between $23.77 and $31.945 per share, with a weighted average exercise price of $26.43 per share. The accelerated options include options to purchase 14,036, 14,036, 5,000, 5,000 and 5,000 shares of common stock, with a weighted average exercise price of $28.495, $28.495, $23.77, $23.77 and $23.77 per share, respectively, held by Douglas J. Timmerman, President and Chief Executive Officer, Mark D. Timmerman, Executive Vice President, Secretary and General Counsel, J. Anthony Cattelino, Executive Vice President, Michael W. Helser, Executive Vice President, Treasurer and Chief Financial Officer, and Daniel K. Nichols, Senior Vice President.

     The Company estimates that accelerating the vesting and exercisability of these options will eliminate approximately $0.5 million of non-cash compensation expense that would otherwise have been recorded in the Company's income statements in future periods upon its adoption of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123R, Share-Based Payment, as of April 1, 2006. Because the Company currently accounts for its stock options under the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, it will report, for disclosure purposes only, compensation expense related to the affected options in the notes to its fiscal 2006 financial statements.















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                               SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         ANCHOR BANCORP WISCONSIN INC.


                         By:  /s/ Michael W. Helser
                              -----------------------------------------
                              Name:  Michael W. Helser
                              Title: Executive Vice President, Treasurer and
                                          Chief Financial Officer


Date:  April 3, 2006


































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